CONO ITALIANO, INC.
(a Nevada corporation formerly known as Tiger Renewable Energy Ltd.)

AMENDMENT
LARA MAC INC. MANAGEMENT SERVICES AGREEMENT

THIS AMENDMENT TO THE MANAGEMENT SERVICES AGREEMENT originally entered into as of June 22, 2009 (this “Amendment”) is made as of the date set forth on the signature page hereto, by and between LARA MAC INC. (“Lara Mac”), CONO ITALIANO, INC., a Nevada corporation formerly known as Tiger Renewable Energy Ltd. (the “Company”), and CONO ITALIANO, INC., a Delaware corporation (“Cono Italiano (Delaware)”) and together with each of Lara Mac and the Company, the “Parties”).

WHEREAS, on June 4, 2009 Lara Mac purchased 5,000,000 shares of the Company’s common stock from Gallant Energy International Inc. (the “Gallant Agreement”) pursuant to which Lara Mac agreed to pay in due course creditors of the Company (“Creditor Payments”);

WHEREAS, Lara Mac, by and through its officers, employees, agents, representatives and affiliates, has expertise in the areas of corporate management, finance, products and services, marketing and sales, business strategies, investments, acquisitions and other business matters;

WHEREAS, the Company, desiring to avail itself of the expertise of Lara Mac in the aforesaid areas, entered into a Management Services Agreement with Lara Mac, dated as of June 22, 2009 ( the “Management Services Agreement”);

WHEREAS, pursuant to Section 3(a) of the Management Services Agreement, in consideration of the rendering of the Services contemplated by Section 2(a) of the Management Services Agreement, the Company agreed to pay to Lara Mac a fee consisting of 9,553,377 shares of the Company’s common stock;

WHEREAS, on August 10, 2009, the Company executed a one-for-sixty reverse stock split, pursuant to which the number of shares owned by Lara Mac was reduced from 14,553,377 shares of the Company’s common stock to a total of 242,557 shares of the Company’s common stock (such shares as adjusted for the reverse stock split, the “Lara Mac Shares”);

WHERAS, pursuant to Section 4 of the Management Services Agreement, the Company agreed to pay or reimburse Lara Mac, upon presentation of reasonable receipts, for its reasonable Out-of-Pocket Expenses, as such the is defined in Section 4 of the Management Services Agreement;

WHEREAS, the Company and Lara Mac now wish to enter into this Amendment to amend the Management Services Agreement;

Cono Italiano, Inc.
Amendment – Lara Mac Inc. Management Services Agreement

WHEREAS, the Company plans to enter into share exchange agreements with the shareholders of Cono Italiano (Delaware) (the “Share Exchange Agreements”), pursuant to which the Company will acquire all of the issued and outstanding shares of Cono Italiano (Delaware);

WHEREAS, Lara Mac has agreed to tender and cancel the Lara Mac Shares, to provide additional consideration to the Company and the shareholders of Cono Italiano (Delaware) to enter into the Share Exchange Agreements, and for Cono Italiano (Delaware) to enter into this Amendment;

WHEREAS, Cono Italiano (Delaware) has agreed to assume responsibility for any and all of the obligations of the Company to pay the Out-of-Pocket Expenses of Lara Mac, incurred between effectiveness of the Gallant Agreement on June 4, 2009 and the date of this Amendment; and

WHEREAS, capitalized terms used and not defined in this Amendment shall have the meaning given to them in the Management Services Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and the covenants and conditions herein set forth, the parties hereto agree as follows:

1.           Expense Reimbursement.

In consideration for the tender and cancellation of the Lara Mac Shares, Cono Italiano (Delaware) hereby agrees that it will reimburse Lara Mac for any and all Company Creditor Payments made by Lara Mac, as well as any and all fees, costs, expenses or disbursements (collectively, “Expenses”) paid, accrued or otherwise incurred on behalf of the Company from the date of execution and effectiveness of the Gallant Agreement and under the Management Services Agreement.

2.           Lara Mac Shares.

In consideration for the Company Creditor Payments and reimbursement of Expenses, Lara Mac hereby tenders and hereby agrees to cancellation as of the date hereof by the Company of any and all right, title and interest in the Lara Mac Shares.  For purposes of clarity, the tender and cancellation shall in no way reduce or otherwise alter the number of shares of the Company which Lara Mac may be entitled to receive pursuant to the Share Exchange Agreements.

3.           General.

(a)           The Management Services Agreement shall terminate upon effectiveness of this Amendment, except for provisions pertaining to indemnification and reimbursement of expenses to Lara Mac, which shall survive without termination.

(b)           No amendment or waiver of any provision of this Amendment, or consent to any departure by either party from any such provision, shall be effective unless the same shall be in writing and signed by the parties to this Amendment, and, in any case, such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Cono Italiano, Inc.
Amendment – Lara Mac Inc. Management Services Agreement

(c)           This Amendment and the rights of the parties hereunder may not be assigned without the prior written consent of the parties hereto.

(d)           All controversies arising out of or in connection with this Amendment shall be finally settled under the Rules of Arbitration of the American Arbitration Association by a single arbitrator appointed in accordance with the said Rules. The place of arbitration shall be New York City.  The arbitration shall be conducted in the English language.  The prevailing party in any such arbitration shall be awarded reimbursement of any and all fees, costs, expenses and disbursements incurred with respect to such arbitration.  The award of any such arbitration may be entered by any court of competent jurisdiction.  In the event of any doubt regarding the enforceability of the arbitration provisions herein, this Amendment shall be governed by, and enforced in accordance with, the laws of the State of New York (excluding the choice of law principles thereof).  This Amendment shall inure to the benefit of, and be binding upon, the Parties (including any present or future subsidiaries of the Parties that are not signatories hereto), and their respective successors and assigns.

(e)           This Amendment may be executed in two or more counterparts, and by different parties on separate counterparts. Each set of counterparts showing execution by all parties shall be deemed an original, and shall constitute one and the same instrument.  Delivery of an executed copy of this Amendment by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Amendment as of the date set forth on the signature page of this Amendment.

(f)           The waiver by any party of any breach of this Amendment shall not operate as or be construed to be a waiver by such party of any subsequent breach.

[Signature Page Follows]

Cono Italiano, Inc.
Amendment – Lara Mac Inc. Management Services Agreement

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of this 6th day of November, 2009 by their duly authorized officers as set forth below.

LARA MAC INC.

By:	/s/ Mitchell Brown
Name: Mitchell Brown
Title: Chief Executive Officer

CONO ITALIANO, INC. (A NEVADA CORPORATION)

By:	/s/ Alex J. Kaminski
Name: Alex J. Kaminski
Title: Chief Financial Officer

CONO ITALIANO, INC. (A DELAWARE CORPORATION)

By:	/s/ Mitchell Brown
Name: Mitchell Brown
Title: Chief Executive Officer